UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 10, 2016

CITIZENS COMMUNITY BANCORP, INC.

 (Exact name of registrant as specified in its charter)

Maryland	001-33003	20-5120010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(715) 836-9994

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2016, Citizens Community Federal, N.A. (“CCF”), a wholly-owned subsidiary of Citizens Community Bancorp, Inc., entered into a Plan and Agreement of Merger (the “Agreement”) by and among Old Murry Bancorp, Inc., a Wisconsin corporation (“Old Murry”) and Community Bank of Northern Wisconsin (“CBN”), a state bank duly organized and existing under the laws of the State of Wisconsin (the “Merger”). All of CBN’s outstanding shares of stock are owned by Old Murry. Pursuant to the Agreement, CCF will acquire all of the outstanding shares of CBN and will merge CBN into CCF, with CCF surviving the Merger. CBN’s banking charter will be surrendered and returned to the State of Wisconsin and CCF will continue as the surviving bank under the name “Citizens Community Federal, N.A.”.

Based on December 31, 2015 financial results, the combined company would have total assets of $734 million, deposits of $590 million and loans of $567 million. The combined bank will have an expanded presence in Northwest Wisconsin with eleven branches and a total of twenty-two branches in Wisconsin, Minnesota and Michigan.

Under the terms of the Agreement, CCF will pay to Old Murry the book value of CBN as of the month-end prior to the effective time of the Merger (the “Effective Time”), including interest as specified in the Agreement, plus $5,000,000 (together, the “Merger Consideration”). Furthermore, CBN is to declare a dividend to CCF should CBN’s book value as of the month-end period prior to the Effective Time exceed eight percent of CBN’s total average assets. The total value of the Merger Consideration to be paid by CCF to Old Murry is expected to be approximately $17 million.

The Agreement was unanimously approved by the boards of directors of CCF and Old Murry. The Merger is expected to close in or around June 2016, subject to customary closing conditions, including regulatory approvals and the approval of the Agreement by shareholders of Old Murry.

Item 8.01. Other Events

On February 16, 2016, Citizens Community Bancorp, Inc. issued a press release announcing the entry of CCF into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Citizens Community Bancorp, Inc. Press Release, dated February 16, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: February 10, 2016	By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer

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